Exhibit 99.1

Contacts:
Dan Mahoney	Nicholas Manganaro
Chief Financial Officer	Sharon Merrill Associates, Inc.
Charles River Associates	crai@investorrelations.com
617-425-3505	617-542-5300

CHARLES RIVER ASSOCIATES (CRA) REPORTS
FOURTH-QUARTER AND FULL-YEAR 2020 FINANCIAL RESULTS
Strong Fourth Quarter Caps Record Year as All Practices Grow Year Over Year

BOSTON, March 4, 2021 – Charles River Associates (NASDAQ: CRAI), a worldwide leader in providing economic, financial and management consulting services, today announced financial results for the fiscal year ended January 2, 2021.

“CRA’s fiscal 2020 topped a record-setting fiscal 2019 as revenue increased year over year by 12.6%,” said Paul Maleh, CRA’s President and Chief Executive Officer. “During the fourth quarter, we experienced strong demand across our portfolio of services and geographies. Notably, every practice grew year over year, contributing to the firm’s 15.2% quarterly revenue growth. We also achieved double-digit revenue growth across both our North American and international operations. Most importantly, CRA’s net income, earnings per diluted share and EBITDA all grew at rates faster than revenue during the fourth quarter.”

Key Fourth-Quarter Fiscal 2020 Highlights
•Revenue grew 15.2% year over year to $137.4 million.
•Utilization was 70%, and quarter-end headcount increased 6.7% year over year.
•Net income increased 40.8% year over year to $6.7 million, or 4.9% of revenue, compared with $4.8 million, or 4.0% of revenue, in the fourth quarter of fiscal 2019; non-GAAP net income increased 21.9% year over year to $7.5 million, or 5.5% of revenue, compared with $6.2 million, or 5.2% of revenue, in the fourth quarter of fiscal 2019.
•Earnings per diluted share increased 44.1% year over year to $0.85; non-GAAP earnings per diluted share increased 23.4% year over year to $0.95.
•Non-GAAP EBITDA increased 24.1% to $14.0 million, or 10.2% of revenue, compared with $11.3 million, or 9.4% of revenue, in the fourth quarter of fiscal 2019.
•On a constant currency basis relative to the fourth quarter of fiscal 2019, revenue would have been lower by $0.7 million, while GAAP and non-GAAP net income would have remained unchanged. GAAP earnings per diluted share would have decreased by $0.01 per share, while non-GAAP earnings per diluted share would have remained unchanged. Non-GAAP EBITDA would have decreased by $0.1 million.
•CRA returned $6.7 million of capital to its shareholders, consisting of $2.1 million of dividend payments and $4.6 million for share repurchases of approximately 91,000 shares.

Key Full-Year Fiscal 2020 Highlights
•Revenue grew 12.6% year over year to $508.4 million with company-wide utilization of 69%.
•GAAP net income increased 18.1% year over year to $24.5 million, or 4.8% of revenue, or $3.07 per diluted share, compared with $20.7 million, or 4.6% of revenue, or $2.53 per diluted share for the full year fiscal 2019. Non-GAAP net income increased 8.4% year over year to $26.7 million, or 5.3% of revenue, or $3.35 per diluted share, compared with $24.7 million, or 5.5% of revenue, or $3.01 per diluted share for the full year fiscal 2019.
•Non-GAAP EBITDA grew 15.1% to $50.7 million, or 10.0% of revenue, compared with $44.1 million, or 9.8% of revenue, in fiscal year 2019.

•On a constant currency basis relative to fiscal 2019, revenue would have been lower by $0.5 million, while GAAP and non-GAAP net income, GAAP and non-GAAP earnings per diluted share, and non-GAAP EBITDA all would have remained unchanged.
•For fiscal 2020, CRA returned $20.9 million of capital to its shareholders, consisting of $7.5 million of dividend payments and $13.4 million for share repurchases of approximately 284,000 shares.

Management Commentary and Financial Guidance

“In 2020, with the hard work and dedication of my colleagues, CRA delivered record-setting results,” said Maleh. “For the full year, on a constant currency basis, we exceeded our revenue guidance of $498 million to $504 million and achieved the upper half of our non-GAAP EBITDA margin guidance range of 9.7% to 10.2%. To elaborate, fiscal year 2020 revenue on a constant currency basis was $507.9 million, consisting of $508.4 million of reported results less a $0.5 million adjustment for currency tailwinds. Full-year non-GAAP EBITDA and non-GAAP EBITDA margin were unchanged on a constant currency basis at $50.7 million and 10.0%, respectively.”

“Going forward, we look to build on our trend of broad-based, profitable growth while striving to be the firm of choice for our clients’ most important litigation, regulatory, and strategic challenges,” continued Maleh. “For the full-year fiscal 2021, on a constant currency basis relative to fiscal 2020, we expect revenue in the range of $530 million to $550 million, and non-GAAP EBITDA margin in the range of 9.5% to 10.2%. While we are pleased with CRA’s strong performance in 2020, we remain mindful that uncertainties around global economic, business, health, and political conditions can affect our business.”

CRA does not provide reconciliations of its annual non-GAAP EBITDA margin guidance to GAAP net income margin because the Company is unable to estimate with reasonable certainty unusual gains or charges, foreign currency exchange rates, and the resulting effect of these items, and of equity awards, on CRA’s taxes without unreasonable effort. These items are uncertain, depend on various factors, and may have a material effect on CRA’s results computed in accordance with GAAP. A reconciliation between the historical GAAP and non-GAAP financial measures presented in this release is provided in the financial tables at the end of this release.

Quarterly Dividend

On March 4, 2021, CRA’s Board of Directors announced a quarterly cash dividend of $0.26 per common share, payable on March 26, 2021 to shareholders of record as of March 16, 2021. CRA expects to continue paying quarterly dividends, the declaration, timing and amounts of which remain subject to the discretion of CRA’s Board of Directors.

Conference Call Information and Prepared CFO Remarks

CRA will host a conference call today at 10:00 a.m. ET to discuss its fourth-quarter and fiscal-year 2020 financial results. To listen to the live call, please visit the “Investor Relations” section of CRA’s website at http://www.crai.com, or dial (877) 709-8155 or (201) 689-8881. An archived version of the webcast will be available on CRA’s website for one year.

In combination with this press release, CRA has posted prepared remarks by its CFO Dan Mahoney under “Conference Call Materials” in the “Investor Relations” section on CRA’s website at http://www.crai.com. These remarks are offered to provide the investment community with additional background on CRA’s financial results prior to the start of the conference call.

About Charles River Associates (CRA)

Charles River Associates® is a leading global consulting firm specializing in economic, financial, and management consulting services. CRA advises clients on economic and financial matters pertaining to litigation and regulatory proceedings, and guides corporations through critical business strategy and performance-related issues. Since 1965, clients have engaged CRA for its unique combination of functional expertise and industry knowledge, and for its objective solutions to complex problems. Headquartered in Boston, CRA has offices throughout the world. Detailed information about Charles River Associates, a registered trade name of CRA International, Inc., is available at www.crai.com. Follow us on LinkedIn, Twitter, and Facebook.

NON-GAAP FINANCIAL MEASURES
In this release, CRA has supplemented the presentation of its financial results calculated in accordance with U.S. generally accepted accounting principles or “GAAP” with the following financial measures that are not calculated in accordance with GAAP: non‑GAAP net income, non‑GAAP net income per share and non‑GAAP EBITDA. CRA believes that the non-GAAP financial measures described in this press release are important to management and investors because these measures supplement the understanding of CRA’s ongoing operating results and financial condition. In addition, these non-GAAP measures are used by CRA in its budgeting process, and the non-GAAP adjustments are made to the performance measures for some of CRA’s performance-based compensation.

CRA defines non-GAAP EBITDA as net income before interest expense (net), income taxes, and depreciation and amortization further adjusted for the impact of certain items that we do not consider indicative of our core operating performance, such as non-cash amounts relating to valuation changes in contingent consideration and related tax effects. Non-GAAP net income and non-GAAP net income per share also exclude non-cash amounts relating to valuation changes in contingent consideration and related tax effects. This release also presents certain current fiscal period financial measures on a “constant currency” basis in order to isolate the effect that foreign currency exchange rate fluctuations can have on CRA’s financial results. These constant currency measures are determined by recalculating the current fiscal period local currency financial measure using the specified corresponding prior fiscal period’s foreign exchange rates.

All of the non-GAAP financial measures referred to above should be considered in conjunction with, and not as a substitute for, the GAAP financial information presented in this release. EBITDA and the financial measures identified in this release as “non-GAAP” are reconciled to their GAAP comparable measures in the financial tables appended to the end of this press release. In evaluating these non-GAAP financial measures, note that the non-GAAP financial measures used by CRA may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.

SAFE HARBOR STATEMENT
Statements in this press release concerning our future business, operating results and financial condition, including those concerning guidance on future revenue and non-GAAP EBITDA margin, the impact of exchange rate fluctuations on our financial results, our expectations regarding continued growth, our expectations regarding the payment of any future quarterly dividends and the level and extent of any purchases under our share repurchase program, and statements using the terms “outlook,” “expect,” or similar expressions, are “forward-looking” statements as defined in Section 21 of the Exchange Act. These statements are based upon our current expectations and various underlying assumptions. Although we believe there is a reasonable basis for these statements and assumptions, and these statements are expressed in good faith, these statements are subject to a number of additional factors and uncertainties. Our actual revenue and non-GAAP EBITDA margin in fiscal 2021 on a constant currency basis relative to fiscal 2020 could differ materially from the guidance presented herein, and our actual performance and results may differ materially from the performance and results contained in or implied by the forward-looking statements made herein, due to many important factors. These factors include, but are not limited to, the possibility that the demand for our services may decline as a result of changes in general and industry specific economic conditions; the timing of engagements for our services; the effects of competitive services and pricing; our ability to attract and retain key employee or non-employee experts; the inability to integrate and utilize existing consultants and personnel; the decline or reduction in project work or activity; global economic conditions including less stable political and economic environments; the impact of the COVID-19 pandemic; foreign currency exchange rate fluctuations; unanticipated expenses and liabilities; risks inherent in international operations; changes in tax law or accounting standards, rules, and regulations; our ability to collect on forgivable loans should any become due; and professional and other legal liability or settlements. Additional risks and uncertainties are discussed in our periodic filings with the Securities and Exchange Commission under the heading “Risk Factors.” The inclusion of such forward-looking information should not be regarded as our representation that the future events, plans, or expectations contemplated will be achieved. Except as may be required by law, we undertake no obligation to update any forward-looking statements after the date of this press release, and we do not intend to do so.

CRA INTERNATIONAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE FISCAL QUARTERS AND FISCAL YEAR-TO-DATE PERIODS ENDED
JANUARY 2, 2021 COMPARED TO DECEMBER 28, 2019
(IN THOUSANDS, EXCEPT PER SHARE DATA)

	Fiscal Quarter Ended				Fiscal Year-to-Date Period Ended
	January 2, 2021	As a % of Revenue	December 28, 2019	As a % of Revenue	January 2, 2021	As a % of Revenue	December 28, 2019	As a % of Revenue
Revenues	$137,422	100.0%	$119,262	100.0%	$508,373	100.0%	$451,370	100.0%
Cost of services (exclusive of depreciation and amortization)	101,247	73.7%	84,349	70.7%	370,709	72.9%	317,761	70.4%
Selling, general and administrative expenses	22,286	16.2%	24,684	20.7%	90,028	17.7%	93,613	20.7%
Depreciation and amortization	3,547	2.6%	2,952	2.5%	12,840	2.5%	10,648	2.4%
Income from operations	10,342	7.5%	7,277	6.1%	34,796	6.8%	29,348	6.5%

Interest expense, net	(205)	-0.1%	(300)	-0.3%	(1,216)	-0.2%	(1,254)	-0.3%
Foreign currency gains (losses), net	(1,061)	-0.8%	(918)	-0.8%	42	—%	(1,297)	-0.3%
Income before provision for income taxes	9,076	6.6%	6,059	5.1%	33,622	6.6%	26,797	5.9%
Provision for income taxes	2,371	1.7%	1,296	1.1%	9,115	1.8%	6,050	1.3%
Net income	$6,705	4.9%	$4,763	4.0%	$24,507	4.8%	$20,747	4.6%

Net income per share:
Basic	$0.86		$0.61		$3.14		$2.63
Diluted	$0.85		$0.59		$3.07		$2.53

Weighted average number of shares outstanding:
Basic	7,735		7,757		7,768		7,866
Diluted	7,905		8,053		7,948		8,167

CRA INTERNATIONAL, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
FOR THE FISCAL QUARTERS AND FISCAL YEAR-TO-DATE PERIODS ENDED
JANUARY 2, 2021 COMPARED TO DECEMBER 28, 2019
(IN THOUSANDS, EXCEPT PER SHARE DATA)

	Fiscal Quarter Ended				Fiscal Year-to-Date Period Ended
	January 2, 2021	As a % of Revenue	December 28, 2019	As a % of Revenue	January 2, 2021	As a % of Revenue	December 28, 2019	As a % of Revenue
Revenues	$137,422	100.0%	$119,262	100.0%	$508,373	100.0%	$451,370	100.0%

Net income	$6,705	4.9%	$4,763	4.0%	$24,507	4.8%	$20,747	4.6%
Adjustments needed to reconcile GAAP net income to non-GAAP net income:
Non-cash valuation change in contingent consideration	1,140	0.8%	1,947	1.6%	3,041	0.6%	5,382	1.2%
Tax effect on adjustments	(308)	-0.2%	(527)	-0.4%	(816)	-0.2%	(1,458)	-0.3%
Non-GAAP net income	$7,537	5.5%	$6,183	5.2%	$26,732	5.3%	$24,671	5.5%

Non-GAAP net income per share:
Basic	$0.97		$0.79		$3.43		$3.13
Diluted	$0.95		$0.77		$3.35		$3.01

Weighted average number of shares outstanding:
Basic	7,735		7,757		7,768		7,866
Diluted	7,905		8,053		7,948		8,167

CRA INTERNATIONAL, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
FOR THE FISCAL QUARTERS AND FISCAL YEAR-TO-DATE PERIODS ENDED
JANUARY 2, 2021 COMPARED TO DECEMBER 28, 2019
(IN THOUSANDS)

	Fiscal Quarter Ended				Fiscal Year-to-Date Period Ended
	January 2, 2021	As a % of Revenue	December 28, 2019	As a % of Revenue	January 2, 2021	As a % of Revenue	December 28, 2019	As a % of Revenue
Revenues	$137,422	100.0%	$119,262	100.0%	$508,373	100.0%	$451,370	100.0%

Net income	$6,705	4.9%	$4,763	4.0%	$24,507	4.8%	$20,747	4.6%
Adjustments needed to reconcile GAAP net income to non-GAAP net income:
Non-cash valuation change in contingent consideration	1,140	0.8%	1,947	1.6%	3,041	0.6%	5,382	1.2%
Tax effect on adjustments	(308)	-0.2%	(527)	-0.4%	(816)	-0.2%	(1,458)	-0.3%
Non-GAAP net income	$7,537	5.5%	$6,183	5.2%	$26,732	5.3%	$24,671	5.5%
Adjustments needed to reconcile non-GAAP net income to non-GAAP EBITDA:
Interest expense, net	205	0.1%	300	0.3%	1,216	0.2%	1,254	0.3%
Provision for income taxes	2,679	1.9%	1,823	1.5%	9,931	2.0%	7,508	1.7%
Depreciation and amortization	3,547	2.6%	2,952	2.5%	12,840	2.5%	10,648	2.4%
Non-GAAP EBITDA	$13,968	10.2%	$11,258	9.4%	$50,719	10.0%	$44,081	9.8%

CRA INTERNATIONAL, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS)

	January 2, 2021	December 28, 2019
Assets
Cash and cash equivalents	$45,677	$25,639
Accounts receivable and unbilled services, net	152,476	144,410
Other current assets	21,817	14,028
Total current assets	219,970	184,077

Property and equipment, net	62,878	61,295
Goodwill and intangible assets, net	94,295	94,980
Right-of-use assets	122,144	130,173
Other assets	59,223	62,718
Total assets	$558,510	$533,243

Liabilities and Shareholders’ Equity
Accounts payable	$19,430	$26,069
Accrued expenses	136,376	121,301
Current portion of lease liabilities	13,557	12,847
Other current liabilities	30,768	11,193
Total current liabilities	200,131	171,410
Non-current portion of lease liabilities	139,447	146,551
Other non-current liabilities	9,913	17,531
Total liabilities	349,491	335,492

Total shareholders’ equity	209,019	197,751
Total liabilities and shareholders’ equity	$558,510	$533,243

CRA INTERNATIONAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(IN THOUSANDS)

	Fiscal Year-to-Date Period Ended
	January 2, 2021	December 28, 2019

Operating activities:
Net income	$24,507	$20,747
Adjustments to reconcile net income to net cash provided by operating activities:
Non-cash items, net	29,136	23,776
Accounts receivable and unbilled services	(5,888)	(13,111)
Working capital items, net	6,908	(3,580)
Net cash provided by operating activities	54,663	27,832

Investing activities:
Purchases of property and equipment	(17,094)	(16,693)
Net cash used in investing activities	(17,094)	(16,693)

Financing activities:
Issuance of common stock, principally stock options exercises	2,236	3,211
Borrowings under revolving line of credit	77,000	54,000
Repayments under revolving line of credit	(77,000)	(54,000)
Tax withholding payments reimbursed by shares	(862)	(2,176)
Cash paid on dividend equivalents	(108)	(246)
Cash dividends paid to shareholders	(7,395)	(6,539)
Repurchase of common stock	(13,371)	(18,068)
Net cash used in financing activities	(19,500)	(23,818)

Effect of foreign exchange rates on cash and cash equivalents	1,969	290

Net increase (decrease) in cash and cash equivalents	20,038	(12,389)
Cash and cash equivalents at beginning of period	25,639	38,028

Cash and cash equivalents at end of period	$45,677	$25,639

Noncash investing and financing activities:
Purchases of property and equipment not yet paid for	$4,749	$4,914
Purchases of property and equipment paid by a third party	$—	$156
Asset retirement obligations	$155	$428
Right-of-use assets obtained in exchange for lease obligations	$2,640	$57,827
Right-of-use assets related to the adoption of ASC 842	$—	$82,329
Lease liabilities related to the adoption of ASC 842	$—	$106,765
Supplemental cash flow information:

Cash paid for taxes	$6,535	$7,590
Cash paid for interest	$1,162	$1,157
Cash paid for amounts included in operating lease liabilities	$20,436	$14,620